AMENDMENT TO INVESTMENT SUB-ADVISORY AGREEMENT

This Amendment (“Amendment”) is to the Investment Sub-Advisory Agreement (defined below), is effective as of May 29, 2019, by and among Lattice Strategies LLC, a Delaware limited liability company located at 101 Montgomery Street, 27th Floor, San Francisco, California 94104 (“Advisor”), and Mellon Investments Corporation (formerly BNY Mellon Asset Management North America Corporation, a Delaware corporation located at 201 Washington Street, 14th Floor, Boston, Massachusetts 02108 (“Sub-Advisor”). Any term not defined in this Amendment shall have the meaning ascribed to it in the Agreement.

WHEREAS, the Advisor and Sub-Advisor entered into an Investment Sub-Advisory Agreement dated July 29, 2016, (the “Agreement”) for the Lattice Strategies Trust, a Delaware statutory trust located at 101 Montgomery Street, 27th Floor, San Francisco, California 94104 (“Trust”), is an open-end management investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”); and

WHEREAS, each of the Funds named in Appendix A to the Agreement (each, a “Fund”, and collectively, “Funds”) is a separate series of the Trust having separate assets and liabilities; and

WHEREAS, the Advisor and the Sub-Advisor desire to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the promises and covenants contained herein, it is agreed among the parties hereto as follows:

1.	Schedule A (Sub-Advisory Fees) to the Agreement is hereby deleted and replaced with the new Schedule A (Sub-Advisory Fees) attached to this Amendment.

2.	All other provisions of the Agreement remain in full force and effect.

3.	Unless otherwise defined in this Amendment, all terms used in this Amendment shall have the same meaning given to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year set forth above.

LATTICE STRATEGIES, LLC		MELLON INVESTMENTS CORPORATION

By:	/s/ Gregory A. Frost	By:	/s/ Rose Huening-Clark
Name: Gregory A. Frost		Name: Rose Huening-Clark
Title: Chief Financial Officer		Title: Managing Director

SCHEDULE A

to the

INVESTMENT SUB-ADVISORY AGREEMENT

SUB-ADVISORY FEES

[REDACTED]